                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
First Nationwide (Parent) Holdings Inc.:

  We consent to the incorporation by reference in the Registration Statement on Form S-4 of Golden State Bancorp Inc. of our report dated March 7, 1997 with respect to the consolidated statements of financial condition of First Nationwide (Parent) Holdings Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 10-K of First Nationwide (Parent) Holdings Inc. dated March 25, 1997, and to the reference to our Firm under the heading "Experts" in the Proxy Statement--Prospectus. Our report refers to a change in accounting for mortgage servicing rights in 1995.

                                          /s/ KPMG Peat Marwick LLP

Dallas, Texas
March 9, 1998